(j)(2)

Consent of Independent Registered Public Accounting Firm

The Board of Directors
ING Series Fund, Inc.

We consent to the use of our report dated May 29, 2012, incorporated herein by reference, for ING Money Market Fund, a series of the ING Series Fund, Inc., and to the references to our firm under the headings “Financial Highlights” in the Prospectus, and “Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/ KPMG LLP

Boston, Massachusetts
<insert filing date>, 2012